PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION" AND THE CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)



                              AMENDED AND RESTATED
                     TIMBER HARVESTING MANAGEMENT AGREEMENT







                                     BETWEEN

                        FLETCHER CHALLENGE CANADA LIMITED

                                       AND

                             TIMBERWEST FOREST CORP.
                            TIMBERWEST FOREST COMPANY







                                 JANUARY 1, 1999

                              AMENDED AND RESTATED
                     TIMBER HARVESTING MANAGEMENT AGREEMENT

                                TABLE OF CONTENTS

ARTICLE 1.        INTERPRETATION..................................................................................2
         1.1.     Definitions.....................................................................................2
         1.2.     Confirmation of Known Factors...................................................................5
         1.3.     Currency........................................................................................5
         1.4.     References......................................................................................5
         1.5.     Construction....................................................................................5
         1.6.     Governing Law...................................................................................5
         1.7.     Schedules.......................................................................................5

ARTICLE 2.        SUPPLY COMMITMENT...............................................................................6
         2.1.     Committed Volume................................................................................6
         2.2.     Term............................................................................................6
         2.3.     Species Mix and Quality.........................................................................6
         2.4.     Shake and Shingle Blocks........................................................................6

ARTICLE 3.        PRICING.........................................................................................7
         3.1.     Offer Price.....................................................................................7
         3.2.     Arbitration of Offer Price......................................................................7

ARTICLE 4.        FEE.............................................................................................8
         4.1.     TimberWest Fee..................................................................................8
         4.2.     Payment of Fee..................................................................................8
         4.3.     Review of Adjustment Factor.....................................................................8

ARTICLE 5.        PRODUCTION REQUIREMENTS AND ADJUSTMENT FACTORS..................................................8
         5.1.     Anticipated Volume..............................................................................8
         5.2.     Quarterly Meetings..............................................................................8
         5.3.     Adjustment Information and Other Particulars (FCCL).............................................9
         5.4.     Adjustment Information and Other Particulars (TimberWest).......................................9
         5.5.     Timber Supply Area..............................................................................9
         5.6.     Standby Fee....................................................................................10
         5.7.     Shortfall Credits..............................................................................10
         5.8.     Basis of Annual Volume Calculation.............................................................10
         5.9.     Waiver by FCCL.................................................................................11
         5.10.    Priority of Deductions.........................................................................11
         5.11.    Transfer of Tree Farm Licences.................................................................11

ARTICLE 6.        CONVERSION TO RIGHT TO PURCHASE................................................................11
         6.1.     Conversion Option..............................................................................11
         6.2.     Log Sale Commitment............................................................................12
         6.3.     Purchase Price.................................................................................12
         6.4.     Fee Payment....................................................................................12


                                       ii


CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF
1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE
COMMISSION - CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)

         6.5.     Applicable Conditions..........................................................................12

ARTICLE 7.        DEFAULT........................................................................................13
         7.1.     Event of Default...............................................................................13
         7.2.     Remedies.......................................................................................13
         7.3.     Consequential Damages..........................................................................13

ARTICLE 8.        FORCE MAJEURE AND CURTAILMENT..................................................................14
         8.1.     Affecting FCCL.................................................................................14
         8.2.     Credit to Shortfall............................................................................14
         8.3.     Affecting Fibre Suppliers......................................................................14
         8.4.     Alternative Disposition........................................................................15
         8.5.     Affecting TimberWest...........................................................................15
         8.6.     Advance Warning................................................................................15

ARTICLE 9.        ARBITRATION....................................................................................16
         9.1.     Arbitration....................................................................................16
         9.2.     Timely Decisions...............................................................................17

ARTICLE 10.       CO-OPERATION...................................................................................17
         10.1.    Mitigation.....................................................................................17
         10.2.    Preferred Sales................................................................................17
         10.3.    Review of Pricing Structure....................................................................17
         10.4.    Reductions in Allowable Annual Cut.............................................................18

ARTICLE 11.       GENERAL........................................................................................18
         11.1.    Maintenance of Records.........................................................................18
         11.2.    Notices........................................................................................18
         11.3.    Time...........................................................................................19
         11.4.    Further Assurances.............................................................................19
         11.5.    Waivers........................................................................................19
         11.6.    Assignment by FCCL.............................................................................19
         11.7.    Confidentiality................................................................................20
         11.8.    Restatement of Original Agreement..............................................................21
         11.9.    Nature of Obligations..........................................................................21
         11.10.   Action by TimberWest Forest Corp...............................................................21
         11.11.   Enurement......................................................................................21

SCHEDULE A        ADJUSTED AAC SUMMARY (1998)

SCHEDULE B        FIBRE EXCHANGE AGREEMENTS

SCHEDULE C        WEIGHTED AVERAGE * PRICE ALLOCATIONS

SCHEDULE D        FIBRE SUPPLIER FORCE MAJEURE CALCULATIONS

                              AMENDED AND RESTATED
                     TIMBER HARVESTING MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 1st day of January, 1999.

BETWEEN:

                  FLETCHER CHALLENGE CANADA LIMITED, a British Columbia Company with an office at 9th Floor, 700 West Georgia Street, Vancouver, British Columbia

                  ("FCCL")

                                                              OF THE FIRST PART,

AND:

                  TIMBERWEST FOREST CORP., a British Columbia company and TIMBERWEST FOREST COMPANY, a partnership of TIMBERWEST FOREST CORP., TFL FOREST LTD. AND PFP FOREST LTD., each with an office at 2300 - 1055 West Georgia Street, Vancouver, British Columbia

                  (collectively "TimberWest")

                                                             OF THE SECOND PART.

WHEREAS:

A. FCCL has entered into, and will from time to time enter into, arrangements with wood chip producers where FCCL has the right to purchase wood chips from the producer and the producer has the right to purchase sawlogs or shingle logs from FCCL;

B. By an agreement (the "Original Agreement") dated the 16th day of December, 1993 entitled "Timber Harvesting Management Agreement" between FCCL and TimberWest Forest Limited (now TFL Forest Ltd."), TimberWest Forest Limited agreed to make a certain volume of sawlogs and shingle logs available in order to permit FCCL to facilitate its arrangements with wood chip producers;

C. The parties have agreed to amend the Original Agreement as at January 1, 1998 by restating that agreement as amended as set forth in this Agreement and to take into account the reorganization referred to in Recital D;

D. Subsequent to January 1, 1998 the obligations of TimberWest Forest Limited were assumed by TimberWest Forest Company, a partnership consisting of TimberWest Forest Corp. as managing partner, TFL Forest Ltd. (formerly named TimberWest Forest Limited) and PFP Forest Ltd;

CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION - CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)

NOW, THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants hereafter set out, the parties agree as follows:


                                   ARTICLE 1.
                                 INTERPRETATION

1.1.     DEFINITIONS

         In this Agreement:

         (a) "AAC BASED VOLUME" means, for any year, the product obtained by multiplying * by a fraction, the numerator of which is the Adjusted AAC for that year and the denominator of which is the Adjusted AAC for 1998;

         (b) "ADJUSTED AAC" means, with respect to any year, the aggregate allowable annual cut for the Tree Farm Licences and the forest licences held, directly or indirectly, by TimberWest in the Timber Supply Areas as at the first day of the year, which aggregate allowable annual cut for 1998 and a summary of that calculation is set out in Schedule A;

         (c) "ANNUAL VOLUME" means, for each year of any Four Year Period the sum of:

                  (i)      *; and

                  (ii) the applicable AAC Based Volume for that year pursuant to Section 5.8;

         (d) "AFFILIATE" has the meaning set out in the COMPANY ACT (British Columbia);

         (e) "ALLOWABLE ANNUAL CUT" means allowable annual cut as defined in the FOREST ACT as amended from time to time;

         (f)      "BASE FEE" means:

                  (i) for the Semi-annual Period which commences on January 1, 1994 and each Semi-annual Period thereafter where the Weighted Average * Price for the previous Semi-annual Period does not exceed the Current Average Product Price by *; and

                  (ii) for each Semi-annual Period where the Weighted Average * Price for the previous Semi-annual Period exceeds the Current Average Product Price by *;

         (g) "BUSINESS DAY" means a day that is not a Saturday, Sunday or statutory holiday in British Columbia;

CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION - CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)

         (h) "CURRENT AVERAGE PRODUCT PRICE" means the average price as at December 15, 1993 for all products produced at the Crofton pulp and paper mill and Elk Falls pulp and paper mill, net of all discounts, rebates, commissions, freight, wharfage, handling insurance and similar costs paid or allowed by FCCL in respect of the sale of such products;

         (i)      "CURRENT FEE" means:

                  (i) for the Semi-annual Period which commences on January 1, 1994 *; and

                  (ii) for each Semi-annual Period thereafter, the Base Fee multiplied by the Product Price Adjustment Factor;

         (j) "FIBRE EXCHANGE AGREEMENTS" means the log for chip agreements described in Schedule B as amended, renewed or replaced from time to time and any similar agreements entered into by FCCL from time to time during the term of this Agreement;

         (k) "FIBRE SUPPLIER" means a party to a Fibre Exchange Agreement which provides wood chips to FCCL pursuant to the Fibre Exchange Agreement;

         (l) "FOUR YEAR PERIOD" means the four year period commencing on January 1, 1998 and ending on December 31, 2001 and each consecutive four year period thereafter;

         (m) "LOGS" means logs other than logs which are determined to be pulplogs by the end use sort;

         (n) "M(3)" means a cubic metre of logs, British Columbia metric scale as determined under the FOREST ACT;

         (o) "MAXIMUM VOLUME" means, for any year, the Annual Volume for that year less:

                  (i)      the Purchased Volume Reduction Factor;

                  (ii)     the amount of any volume reduction under Section 5.6;
                           and

                  (iii) the amount of any volume reduction under Subsection 5.9(a);

         (p) "PARCEL" means a raft, boom, bag, barge, bundle, group of bundles or other grouping of Logs commonly offered for sale as a unit;

         (q) "PRODUCT PRICE ADJUSTMENT FACTOR" means, for each Semi-annual Period, a fraction, the numerator of which is the Weighted Average * Price for the previous

                  Semi-annual Period and the denominator of which is the Current Average Product Price;

         (r) "PURCHASED VOLUME" means, for any year, the volume of Logs which FCCL (and any of its Affiliates other than TimberWest and its Subsidiaries) purchased and sold to Fibre Suppliers in that year under Fibre Exchange Agreements other than:

                  (i)      the volume of such Logs sold to TimberWest; and

                  (ii) any volume of such Logs purchased as a result of, or in order to remedy, a default by TimberWest under this Agreement;

         (s) "PURCHASED VOLUME REDUCTION FACTOR" means, for the purposes of calculating the Maximum Volume for any year, the Purchased Volume in the year during the term of this Agreement in which the Purchased Volume was the greatest;

         (t) "SEMI-ANNUAL PERIOD" means the six month period beginning on January 1, 1994 and ending on June 30, 1994 and each succeeding six month period thereafter;

         (u) "SUBSIDIARY" has the meaning set out in the COMPANY ACT (British Columbia);

         (v) "TIMBER SUPPLY AREAS" means the Arrowsmith, Fraser, Kingcome, Midcoast, North Coast, Queen Charlotte, Soo, Strathcona and Sunshine Timber Supply Areas;

         (w) "TREE FARM LICENCES" means Tree Farm Licence No. 46 and Tree Farm Licence No. 47 and any extensions or replacements thereof;

         (x) "VANCOUVER LOG MARKET PRICE" means, at any time with respect to a Parcel of Logs, the fair market value of such Parcel of Logs determined with reference to:

                  (i) the volume, type and quality of Logs included in such Parcel;

                  (iii) the competitive prices for equivalent volumes of Logs of the volume, type and quality included in such Parcel prevailing in the Vancouver log market at such time without regard to non-arm's length sales, distress sales or sales for export from British Columbia;

CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION - CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)

         (y) "WEIGHTED AVERAGE * PRICE" means * a simple calculation of which is attached as Schedule C;

         (z)      "YEAR" means a calendar year.

1.2.     CONFIRMATION OF KNOWN FACTORS

         The parties acknowledge and confirm that the Adjusted AAC for 1998 aggregates 1,325,976 m(3), as determined in accordance with Schedule A, the Current Average Product Price * as determined in accordance with Schedule C and the AAC Based Volume as at January 1, 1998 is *.

1.3.     CURRENCY

         All dollar amounts referred to in this Agreement are Canadian dollars.

1.4.     REFERENCES

         References to the singular or masculine used in this Agreement will be deemed to include references to the plural, feminine or body corporate as the context may require.

1.5.     CONSTRUCTION

         The division of this Agreement into articles and the insertion of headings are for convenience of reference only and are not to affect the construction or interpretation of this Agreement.

1.6.     GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

1.7.     SCHEDULES

         The following are the schedules to this Agreement:

CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION - CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)

                  Schedule A        Summary of Adjusted AAC
                  Schedule B        Fibre Exchange Agreements
                  Schedule C        Calculation of Weighted Average * Price
                  Schedule D        Fibre Supplier Force Majeure Calculations

                                   ARTICLE 2.
                                SUPPLY COMMITMENT

2.1.     COMMITTED VOLUME

         TimberWest will in each year of the term of this Agreement in accordance with and subject to the terms of this Agreement, offer for sale to Fibre Suppliers such volume as FCCL reasonably requires in order to permit FCCL to acquire wood chips in accordance with the terms of the Fibre Exchange Agreements, but not to exceed the Maximum Volume for any year without TimberWest's consent.

2.2.     TERM

         This Agreement shall commence on the date hereof and continue in effect until terminated by FCCL by notice to TimberWest to that effect on a date specified in such notice that is not less than 12 months from the date of such notice or until terminated by a party pursuant to Section 7.2.


2.3.     SPECIES MIX AND QUALITY

         In offering to sell Logs to Fibre Suppliers, TimberWest will comply with the applicable requirements of the Fibre Exchange Agreements with respect to such sales, including those relating to species mix and quality and specifications of Logs (except that the obligation of TimberWest to comply with the requirements of the Fibre Exchange Agreement referred to in Item 2 of Schedule B as to source, species and quality will be limited to using reasonable best efforts to do so) and will use reasonable best efforts to meet any other requirements of Fibre Suppliers in respect of those sales.

2.4.     SHAKE AND SHINGLE BLOCKS

         TimberWest will use all reasonable efforts to comply, on behalf of FCCL, with the obligations of FCCL under Sections 5.1 and 5.2 of the Fibre Exchange Agreement referred to in Item 6 of Schedule B.

                                   ARTICLE 3.
                                     PRICING

3.1.     OFFER PRICE

         TimberWest will offer Logs for sale to Fibre Suppliers in accordance with this Agreement at the Vancouver Log Market Price and, whenever such price is variable, TimberWest will act in the reasonable best interests of FCCL in determining such price having regard to the fee payable to TimberWest under this Agreement.

3.2.     ARBITRATION OF OFFER PRICE

         FCCL will, at the reasonable request of TimberWest, refer any price dispute between TimberWest and any Fibre Supplier to arbitration under the applicable Fibre Exchange Agreement. If the arbitration results in any costs and expenses being awarded against FCCL, the payment of such costs and expenses shall be the responsibility of TimberWest.

                                   ARTICLE 4.
                                      FEE

4.1.     TIMBERWEST FEE

         In consideration of the services provided by TimberWest under this Agreement, FCCL will pay to TimberWest a fee for Logs which are purchased by Fibre Suppliers from TimberWest pursuant to offers made by TimberWest in accordance with this Agreement equal to the Current Fee for the Semi-annual Period in which such Logs were delivered to Fibre Suppliers.

4.2.     PAYMENT OF FEE

         FCCL will pay TimberWest, not later than the 11th Business Day following FCCL's monthly cut-off time (currently 8:00 a.m. on the Sunday immediately preceding the second-to-last Tuesday of each month), the fee payable by FCCL under Section 4.1 in respect of Logs invoiced to, and accepted by, Fibre Suppliers up to that cut-off time since the previous cut-off time.

4.3.     REVIEW OF ADJUSTMENT FACTOR

         Once every five years either FCCL or TimberWest may by notice to the other request that the continued use of the Product Price Adjustment Factor as the appropriate fee adjustment factor be reviewed on the basis that unanticipated events or circumstances have resulted in a Current Fee that is contrary to the original intent of the parties whereupon the parties will then make all reasonable efforts to reach agreement on a revised fee structure or adjustment mechanism. Failing agreement the matter may be referred to arbitration by either party.


                                    ARTICLE5.
                 PRODUCTION REQUIREMENTS AND ADJUSTMENT FACTORS

5.1.     ANTICIPATED VOLUME

         Not later than 20 Business Days before the beginning of each calendar quarter, FCCL will provide to TimberWest a schedule of FCCL's estimated requirements for the sale of Logs to Fibre Suppliers based on anticipated wood chip purchases from Fibre Suppliers in that calendar quarter and the next three calendar quarters.

5.2.     QUARTERLY MEETINGS

         The parties will meet at least once in each calendar quarter to review the volume and other particulars of Logs offered for sale by TimberWest under this Agreement and to review the continuing requirements of FCCL Suppliers for the next four calendar quarters.

         CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION - CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)

5.3.     ADJUSTMENT INFORMATION AND OTHER PARTICULARS (FCCL)

         FCCL will provide to TimberWest:

         (a) within 20 Business Days after the end of each Semi-annual Period, a statement as to the Weighted Average * Price for that Semi-annual Period; and

         (b) within 20 Business Days after the end of each year, a statement setting out the volume of Logs which FCCL (and any of its Affiliates other than TimberWest and its Subsidiaries) purchased and sold to Fibre Suppliers in that year.

5.4.     ADJUSTMENT INFORMATION AND OTHER PARTICULARS (TIMBERWEST)

         TimberWest will provide to FCCL:

         (a) within 20 Business Days after the beginning of each year a statement as to the Adjusted AAC for that year, the AAC Based Volume for that year and particulars of the calculation thereof;

         (b) within 20 Business Days after the end of each month, a statement setting out the following in respect of that month:

                  (i) the volume, price and other particulars of Logs offered to each Fibre Supplier;

                  (ii) the volume, price and other particulars of Logs purchased by each Fibre Supplier;

                  (iii) the volume, price and other particulars of Logs declined by each Fibre Supplier; and

         (c) copies of invoices to Fibre Suppliers in respect of Log sales pursuant to offers made by TimberWest under this Agreement, at the same time such invoices are provided to Fibre Suppliers.

5.5.     TIMBER SUPPLY AREA

         If any Timber Supply Area used in the determination of Adjusted AAC is no longer designated pursuant to the FOREST ACT (British Columbia) or the area so designated at any time is significantly and materially different from the area so designated at the date of this Agreement, the parties will use reasonable efforts to mutually identify an alternate area that, if designated as that Timber Supply Area, would more accurately reflect the original intentions of the parties as represented by the selection of the Timber Supply Area. If the parties are unable to mutually identify such an area, the matter may be referred to

CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION - CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)

         arbitration and the area so identified by mutual agreement or arbitration will thereafter be deemed to be that Timber Supply Area.

5.6.     STANDBY FEE

         If in any year FCCL Suppliers do not purchase the Maximum Volume for that year and TimberWest was able to supply the Maximum Volume for that year, FCCL will be entitled to pay to TimberWest, at any time within 20 Business Days after the end of that year, in respect of all or any part of the difference as reduced by Section 5.7 (the "Shortfall"), a standby fee calculated as follows:

         (a) with respect to Shortfalls in the first, second and third years of a Four Year Period,*;

         (b)      for the fourth year of a Four Year Period, *.

         If FCCL elects not to pay a standby fee on all or any portion of the Shortfall, the volume which is not the subject of such payment will be deducted from the Maximum Volume that would otherwise be required for each year which follows the year in which the Shortfall arose.

5.7.     SHORTFALL CREDITS

         The Shortfall in any year shall be subject to reduction as follows:

         (a) the volume of any Logs purchased in that year by FCCL (and any of its Affiliates other than TimberWest and its Subsidiaries) as a result of, or in order to remedy, a default by TimberWest under this Agreement;

         (b) any credit to the Shortfall under Sections 8.2, 8.3 or 8.4 in respect of that year; and

         (c) at the option of FCCL, all or any part of the volume of Logs which remains an outstanding obligation to Fibre Suppliers at the end of that year in respect of wood chips purchased by FCCL under the Fibre Exchange Agreements during that year.

5.8.     BASIS OF ANNUAL VOLUME CALCULATION

         The Annual Volume is based on a fixed component attributed to private lands of * and a variable component attributed to Crown lands, established at * for the 1998 calendar year, which varies based on changes in the allowable annual cut of the Tree Farm Licences and the forest licences held, directly or indirectly by TimberWest in the Timber Supply Areas as set out in this Section. The AAC Based Volume for each year of a Four Year Period will be determined in accordance with the following:

         (a) except as set out in Subsection 5.8(b) and Section 5.9, the AAC Based Volume for each year of a Four Year Period will be that determined for the first year of the Four Year Period;

         (b) if through a change, or series of changes in Adjusted AAC during a Four Year Period there is as at the commencement of any year in the Four Year Period a difference of more than 20,000 m3 between the AAC Based Volume calculated for that year and the AAC Based Volume then in effect for that Four Year Period, then the AAC Based Volume calculated for that year will be utilized for the calculation of Annual Volume for that year and each subsequent year in the Four Year Period, subject to the ability of TimberWest to waive all or any portion of the reduction in the AAC Based Volume for the remainder of the Four Year

                  Period by advising FCCL to that effect concurrently with delivery of the statement under Subsection 5.4(a) which first identifies such a reduction.

5.9.     WAIVER BY FCCL

         FCCL may at any time within 20 Business Days of receiving a statement from TimberWest under Subsection 5.4(a), by notice to TimberWest:

         (a) specify a reduction in the Maximum Volume as at the beginning of the calendar year to which such statement relates;

         (b) waive all or any portion of an increase in the AAC Based Volume for the remainder of a Four Year Period under Subsection 5.8(b).

         Reductions in Maximum Volume under Subsection 5.9(a) will apply as a permanent reduction unless FCCL accepts an offer by TimberWest to reinstate all or any part of the reduction for a subsequent Four Year Period.

5.10.    PRIORITY OF DEDUCTIONS

         Any reductions in Maximum Volume under Section 5.6 and Subsection 5.9(a) will be without duplication.

5.11.    TRANSFER OF TREE FARM LICENCES

         If TimberWest transfers all or any part of the Tree Farm Licences to any transferee which does not enter into an agreement with FCCL, in such form as FCCL may reasonably require, to be bound by the terms of this Agreement with respect to the Tree Farm Licence or portion thereof it acquires, then the Adjusted AAC under this Agreement shall continue to be calculated as if such transfer had not occurred.


                                   ARTICLE 6.
                         CONVERSION TO RIGHT TO PURCHASE

6.1.     CONVERSION OPTION

CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION - CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)

         FCCL may at any time during the term of this Agreement by notice to TimberWest convert TimberWest's obligation to offer Logs to Fibre Suppliers in accordance with Section 2.1 into an obligation to sell a volume of Logs to FCCL in each year in accordance with this Article effective on a date (the "Effective Date") specified in such notice which is not less than 12 months from the giving of such notice in which case, as of the Effective Date the obligation of TimberWest under
         Section 2.1 will terminate and be replaced with the obligation under
         Section 6.2.

6.2.     LOG SALE COMMITMENT

         TimberWest will sell to FCCL and FCCL will purchase from TimberWest in each year, commencing with the remainder of the year in which the Effective Date occurs, a volume of Logs as follows:

         (a) for the balance of the year in which the Effective Date occurs (the "Conversion Year") a volume of Logs equal to 1/2 of the Maximum Volume for the Conversion Year, pro-rated to reflect a partial year if necessary; and

         (b)      for each year thereafter, the sum of:

                  (i)      *; and

                  (ii)     1/2 of the AAC Based Volume for that year pursuant to
                           Section 5.8.

6.3.     PURCHASE PRICE

         The purchase price payable for each Parcel of Logs purchased by FCCL under this Agreement will be the Vancouver Log Market Price of such Parcel calculated on a F.O.B. Point of Sale basis in a manner consistent with Articles 8 and 9 of the current Chip and Pulplog Supply Agreement between FCCL and TimberWest modified as necessary to reflect the purchase and sale of Logs rather than Pulplogs.

6.4.     FEE PAYMENT

         The fee payable to TimberWest under Section 4.1 shall continue to apply in respect of Logs purchased by FCCL under this Agreement and shall be paid at the same time as the purchase price for the applicable Parcel of Logs.

6.5.     APPLICABLE CONDITIONS

         The terms and conditions of this Agreement, other than Section 2.1,
         Article 3, and Section 5.6, shall continue to apply to the purchase and sale of Logs by FCCL under this Article with necessary changes to reflect the purchase and sale under this Agreement.

                                   ARTICLE 7.
                                    DEFAULT

7.1.     EVENT OF DEFAULT

         An Event of Default will exist with respect to a party if such party has committed a material default in the performance of its obligations hereunder (for the purposes of this Section, the failure by a party to make two successive payments required under this Agreement, other than a failure arising from a bona fide dispute over the requirement to make such payment, will be deemed to be a material default), notice has been given to such party by the other party specifying the default, and:

         (a) in respect of a failure to make two successive payments required under this Agreement, more than 5 Business Days have elapsed since the date that the notice is delivered to such party;

         (b) in any other case, more than 15 Business Days have elapsed since the expiration of such period following the giving of such notice during which such party might by the exercise of reasonable diligence have remedied the default;

         (c) in the case of a default that could not, by the exercise of reasonable diligence, be remedied within the period described in Subsection (b), the earlier of:

                  (i) the day on which the party fails or refuses to act diligently to remedy the default; and

                  (ii) the day on which it becomes evident to the other party, acting reasonably, that such default will not be remedied in a reasonably timely manner regardless of the actions taken by such party.

7.2.     REMEDIES

         At any time while an Event of Default exists with respect to a party, the other party may exercise any right or remedy available to it, at law or in equity, and may, without prejudice to any other right or remedy, terminate this Agreement by notice to the other party to that effect, effective on a date specified in such notice, which date shall be not earlier than the date on which such notice is given.

7.3.     CONSEQUENTIAL DAMAGES

         Any liability of either party to the other for breach of this Agreement or for negligence of its directors, officers, employees, agents and contractors will not extend to, or include liability for, loss of profits or contribution, loss of use of property or other consequential damages.

                                   ARTICLE 8.
                          FORCE MAJEURE AND CURTAILMENT

8.1.     AFFECTING FCCL

         If, at any time while this Agreement is in force:

         (a) FCCL ceases or curtails purchases of wood chips from Fibre Suppliers due to the shutdown or curtailment of the operation of the pulp production facilities or wood chip unloading facilities at any pulp mill or pulp and paper mill owned by FCCL or any of its Affiliates (a "Pulp Mill") due to market conditions in respect of the sale of pulp or paper, weather conditions, fire, strike or other labour disruptions, lockout, sabotage, shipwreck, riot, war, flood, extraordinary breakdown, explosion, laws or regulations, Court order, act of any government body or agency, act of God, blockade, civil commotion or disobedience (lawful or unlawful), as a result of excessive inventories or for any reason whether similar or dissimilar to the foregoing which FCCL considers sufficient to justify curtailing or shutting down such operations; or

         (b) any of FCCL's Fibre Suppliers shut down or curtail the operation of their sawmill facilities due to labour disputes, adverse weather conditions, war, market conditions or other events beyond their control affecting the coastal sawmill industry in British Columbia generally;

         then FCCL may, without liability, direct TimberWest to discontinue, in whole or in part, or reduce the applicable volume under, offers to Fibre Suppliers in respect of a sale of Logs pursuant to this Agreement for the period of such shutdown or curtailment.

8.2.     CREDIT TO SHORTFALL

         Where FCCL has directed a discontinuance or reduction under Section 8.1, the volume of Logs which TimberWest would have been required to offer for sale to Fibre Suppliers if FCCL had not directed such discontinuance or reduction shall be credited against and reduce the Shortfall under Section 5.6.

8.3.     AFFECTING FIBRE SUPPLIERS

         If, at any time while this Agreement is in force in circumstances where Subsection 8.1(b) does not apply, any of FCCL's Fibre Suppliers shut down or curtail their sawmill operations due to market conditions, weather conditions, fire, strike or other labour disruptions, lockout, sabotage, shipwreck, riot, war, flood extraordinary breakdown, explosion, laws or regulations, Court order, act of any government body or agency, act of God, blockade, civil commotion or disobedience (lawful or unlawful), as a result of excessive inventories or for any other reason, condition or cause applicable to a Fibre Supplier which results in the Fibre Supplier reducing the volume of Logs it requires for its sawmill operations, then FCCL may, without liability, direct TimberWest to discontinue, in whole or in part, or reduce the applicable volume under, offers any such

         Fibre Suppliers in respect of a sale of Logs pursuant to this Agreement subject to the following:

         (a) the volume of Logs which TimberWest would have been required to offer for sale to an affected Fibre Supplier if FCCL had not directed such continuance or reduction shall be credited against the Shortfall under section 5.6 but only if:

                  (i) the event results in a reduction of more than 10% of the volume which would otherwise have been offered to the Fibre Supplier during that period; and

                  (ii) the Fibre Supplier does not make up the volume over the remainder of the year in which the event ended;

         (b) in the case of a closure of a sawmill facility by a Fibre Supplier, the maximum period for the purpose of a calculation under Subsection 8.3(a) will be six months. Closure for this purpose means the date specified in a public announcement or permanent closure of the sawmill facility or after the sawmill facility has discontinued operations for six consecutive months.

         Sample calculations under this Section are set out in Schedule D.

8.4.     ALTERNATIVE DISPOSITION

         If FCCL has directed a discontinuance or reduction under Section 8.1 or 8.3, TimberWest may dispose of the Logs which would otherwise have been offered for sale to Fibre Suppliers during such discontinuance or reduction as it sees fit except that TimberWest will not enter into any agreement concerning the disposition of Logs that would conflict with FCCL's right to direct the resumption of offers to Fibre Suppliers in respect of the sale of Logs by TimberWest under this Agreement.

8.5.     AFFECTING TIMBERWEST

         TimberWest shall not incur any liability to FCCL under this Agreement if its ability to offer for sale, sell or deliver Logs to a Fibre Supplier is delayed or prevented by any reason, condition or cause which, under the terms of the applicable Fibre Exchange Agreement, relieves FCCL from liability in connection with such delay or prevention. The volume of Logs which TimberWest would have otherwise been required to offer for sale to Fibre Suppliers if such reason, condition or cause had not occurred shall be credited against and reduce the Shortfall under Section 5.6.

8.6.     ADVANCE WARNING

         FCCL and TimberWest will each give to the other as much advance notice as is reasonably possible of any event affecting its operations which would adversely affect the sale of Logs to Fibre Suppliers as contemplated by this Agreement, stating the nature, date of commencement anticipated, duration and estimated effect of the event, but it is acknowledged by each party that the inadvertent failure to give such notice or the inaccuracy of any estimate contained in such notice will not preclude a party from receiving any relief or credit provided for in this Article.


                                   ARTICLE 9.
                                   ARBITRATION

9.1.     ARBITRATION

         Any dispute between the parties in respect of the determination or calculation of the Current Fee or the Product Price Adjustment Factor, an appropriate replacement fee structure or adjustment factor as contemplated by Section 4.3, the determination or calculation of any price for Logs purchased by FCCL hereunder, the determination or calculation of any Shortfall or any other matter relating to the terms, conditions or other requirements of any purchases and sales hereunder (other than disputes in respect of the price payable by Fibre Suppliers for Logs) will be submitted for determination by arbitration in accordance with the following:

         (a) arbitrations will be carried out by a single arbitrator agreed to by the parties and if no agreement is reached within 2 Business Days after either party institutes such process by notice to the other party:

                  (i) each party will, within 2 Business Days, select one arbitrator, and a third arbitrator will promptly be agreed to by the selected arbitrators and failing agreement, by a Justice of the Supreme Court of British Columbia; or

                  (ii) if either party fails to select an arbitrator, the arbitrator selected by the other party will act as the sole arbitrator;

         (b) any dispute over the price of a particular Parcel of Logs will be determined by each party submitting the price that such party has determined to be accurate and the arbitrators or arbitrator will select one of such prices and no other;

         (c)      any dispute over:

                  (i) a replacement fee structure or adjustment factor as contemplated by Section 4.3; or

                  (ii)     a revised pricing structure contemplated by Section
                           10.3;

                  will be determined by each party submitting its proposal and the arbitrator or arbitrators will select one of such proposals and no other;

         (d) in resolving any dispute other than those referred to in Subsections (b) and (c), including any dispute as to whether TimberWest is entitled to request a review under Section 10.3, the arbitrator or arbitrators shall not be constrained in the manner contemplated by Subsections (b) and (c);

         (e) the decision of a majority of the arbitrators or the sole arbitrator, as the case may be, including any decision as to costs, will be final and binding on the parties, but will not be a precedent in any subsequent arbitration under this Agreement.

         Except as expressly provided herein, all arbitrations will be conducted according to the laws governing commercial arbitrations in British Columbia.

9.2.     TIMELY DECISIONS

         Any dispute referred to arbitration will be dealt with on an expeditious basis with both parties using all commercially reasonably efforts to obtain and implement a timely decision of the arbitrator who will have the authority to award treble costs of the arbitration proceedings against any party which does not, in the judgment of the arbitrator, act in accordance with this Section.


                                   ARTICLE 10.
                                  CO-OPERATION

10.1.    MITIGATION

         The parties will use all reasonable efforts to minimize the financial and other impacts on each other caused by variable supply and demand of Logs from time to time including the carry over of any shortfalls or excess deliveries to succeeding years in lieu of requiring a payment under Section 5.6 or the recovery of damages as applicable where Shortfalls or excess deliveries are not inconsistent with variation in FCCL's arrangements under Fibre Exchange Agreements. FCCL will give special consideration, to the extent that FCCL can reasonably reorganize its fibre supply requirements, in situations where the costs incurred by TimberWest in producing Logs sold to Fibre Suppliers under the Fibre Exchange Agreements exceed the amounts payable to TimberWest on account of the sale price therefor and the fee under Section 4.1.

10.2.    PREFERRED SALES

         TimberWest will use all reasonable efforts to the extent possible to give preference to Fibre Suppliers in TimberWest's log sales program.

10.3.    REVIEW OF PRICING STRUCTURE

         At any time after December 15, 2008, but not more often than once every 10 years thereafter, TimberWest may request that the pricing structure under this Agreement be reviewed if:

         (a) for the previous eight consecutive calendar quarters, TimberWest's variable cost on a cash basis of producing Logs (expressed as an average cost per cubic metre for all Logs harvested by TimberWest in the applicable quarter) exceeded the average amount per cubic metre it received on account of the fair market value of Logs sold to Fibre Suppliers (or to FCCL if FCCL has exercised its conversion option under Section 6.1) and the fee therefor under Section
                  4.1 for each such quarter;

         (b) it can establish that the effect of this Agreement has caused, and will in the future cause, a material adverse effect on its business operations or financial integrity which is significantly more severe than is otherwise being experienced in the forest industry at that time by companies similar to TimberWest; and

         (c) such material adverse effect has not been mitigated in the manner contemplated by Section 10.1.

         If there is any dispute as to whether TimberWest is entitled to request such a review, either party may refer that dispute to arbitration for determination. If TimberWest is entitled to a review of the pricing structure under this Section, the parties will then make all reasonable efforts to reach agreement on a revised pricing structure which is equitable to both parties in the circumstances, but failing agreement, either party may refer the matter to arbitration.

10.4.    REDUCTIONS IN ALLOWABLE ANNUAL CUT

         If there is a significant reduction in Adjusted AAC from the Adjusted AAC in the previous year, the parties will work co-operatively to schedule volume availability in order to facilitate an orderly termination or adjustment to Fibre Exchange Agreements which may be required as a consequence of such reduction.


                                   ARTICLE 11.
                                     GENERAL

11.1.    MAINTENANCE OF RECORDS

         Each party will maintain detailed records of all particulars required in order to carry out the calculations required under this Agreement and all costs incurred by it for which it is, pursuant to this Agreement, entitled to be reimbursed in whole or in party by the other party and will make such records available to the other party for inspection at all reasonable times.

11.2.    NOTICES

         Any notice, document or communication required or permitted to be given hereunder shall be in writing and delivered by hand or facsimile transmission to the party to which it is to be given as follows:

         TO FCCL:

                  Fletcher Challenge Canada Limited
                  9th Floor - 700 West Georgia Street
                  Vancouver, British Columbia
                  Attention:  Corporate Secretary

                  Facsimile No.:  (604) 654-4254

         TO TIMBERWEST:

                  TimberWest Forest Corp.
                  2300 - 1055 West Georgia Street
                  Vancouver, British Columbia
                  Attention:  Corporate Secretary
                  Facsimile No.:  (604) 654-4960

         or to such other address as either party may in writing advise by notice given in accordance with this Section. Any notice, document or communication will be deemed to have been given, if delivered, on the next Business Day after the day of delivery, and if sent by facsimile transmission, on the first Business Day after the day of transmittal.

11.3.    TIME

         Time shall be of the essence of this Agreement.

11.4.    FURTHER ASSURANCES

         Each of the parties shall execute and deliver all such further documents and do such further acts and things as may be reasonably required from time to time to give effect to this Agreement.

11.5.    WAIVERS

         Failure by either party at any time to require strict performance by the other of any term or provision hereof shall not be deemed to constitute a waiver of breach of such or any other term or provision hereof nor shall it constitute a waiver of any succeeding breach of such or any other term or provision hereof.

11.6.    ASSIGNMENT BY FCCL

         FCCL may assign all or any portion of its interest in this Agreement, without the prior written consent of TimberWest, in the following circumstances:

         (a) as a result of the granting by FCCL of a security interest over all or substantially all of its assets; or

         (b) to a purchaser of any material interest in a pulp or paper mill owned by FCCL or one of its Affiliates if the purchaser enters into an agreement with TimberWest confirming that the purchaser is bound by this Agreement (with such changes as may be required to contemplate the addition or substitution of the purchaser as a party) to the extent of such assignment and upon any assignment under this Subsection will be released from its obligations to the extent they relate to the subject matter of the assignment.

         FCCL may not otherwise assign its interest in this Agreement without the prior consent of TimberWest.

11.7.    CONFIDENTIALITY

         Neither party will disclose any terms or conditions of this Agreement to any person who is not a director, officer employee or bona fide authorized representative of the party without the prior written consent of the other party except:

         (a) if such party determines, acting reasonably, that disclosure is required by law or during the course of its business; and

         (b) if such disclosure is not required by law it is made under terms that restrict further disclosure to the extent necessary to protect the interests of the other party.

11.8.    RESTATEMENT OF ORIGINAL AGREEMENT

         The Agreement amends and restates the Original Agreement in its entirety as at the 1st day of January, 1998 but the provisions of the Original Agreement will continue in effect with respect to periods prior to that date.

11.9.    NATURE OF OBLIGATIONS

         The obligations and liabilities of TimberWest Forest Corp. and each of the partners of TimberWest Forest Company under this Agreement are joint and several.

11.10.   ACTION BY TIMBERWEST FOREST CORP.

         TimberWest Forest Corp., TFL Forest Ltd. and PFP Forest Ltd. confirm that TimberWest Forest Corp. as managing partner of TimberWest Forest Company, has full power and authority to carry out the obligations, and exercise the rights, of TimberWest Forest Company under this Agreement and to execute and deliver agreements, notices or other documents on behalf of TimberWest Forest Company.

11.11.   ENUREMENT

         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this Agreement the day and year written on the first page hereof.

FLETCHER CHALLENGE CANADA LIMITED

Per: /S/I. GOODREAU

Per: /S/W. COSTUROS



TIMBERWEST FOREST CORP.
(ON ITS OWN BEHALF AND AS MANAGING PARTNER
OF TIMBERWEST FOREST COMPANY)

Per: /S/B. PARK

Per: /S/L. PROMNITZ

TFL FOREST LTD.
(FORMERLY TIMBERWEST FOREST LIMTED)

Per: /S/B. PARK

Per:__________________________



PFP FOREST LTD.

Per: /S/B. PARK

Per:__________________________

                                   SCHEDULE A

                           ADJUSTED AAC SUMMARY (1998)


                       TIMBER             PRIOR                PRIVATE LAND        1998 ADJUSTED
  LICENCE            SUPPLY AREA        AAC (m(3))          AAC REMOVAL (m(3))      AAC (m(3))

TFL 47                                    739,888               140,000                599,888
TFL 46                                    514,804                52,260(2)             462,544
FL A20913            Strathcona            28,380                                       28,380
FL A29159            Strathcona            42,904                                       42,904
                                                                                      ---------
                                        1,325,976                                     1,133,716(1)
                                        =========

NOTE

(1) This AAC is calculated as if the sale of the Queen Charlotte Island portion of TFL 47 and FL 16870 occurred on or before January 1, 1998. Accordingly no adjustment will be made to this volume when that sale occurs.

(2) TFL 46 AAC reduction estimated based on the removal of 7,500 hectares. Accordingly no adjustment will be made to the 1998 Adjusted AAC for TFL 46 when that removal occurs.

CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION - CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)


                                   SCHEDULE B

                            FIBRE EXCHANGE AGREEMENTS





1. * Purchase Agreement made * between * and *.

2. * Supply Agreement made * between * and *.

3. * Supply Agreement made * between * and *.

4. * Supply Agreement dated * among *and * and *.

5. Letter Agreement dated * between * and *.

6. * Agreement dated * between * and *.

7. Agreement dated * between * and *.

CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION - CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)

                                   SCHEDULE C

                     WEIGHTED AVERAGE * PRICE CALCULATIONS

*

CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION - CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)

                                   SCHEDULE D

                    FIBRE SUPPLIER FORCE MAJEURE CALCULATIONS



EXAMPLE 1 - *

-        Notice of permanent shutdown provided November 1997.

- Section 8.3 applies to this shutdown for a maximum of six months (to April 30, 1998).

- Equivalent annual logs from July 1996 to June 1997 (last two Semi-Annual Periods prior to shutdown) was 97,500 m(3).

- Applicable force majeure for 1998 is Jan 1, 1998 to April 30, 1998 so that Shortfall Credit for 1998 is 97,500 m(3) X 1/3 = 32,500 m(3).



EXAMPLE 2 - *

- Normal equivalent annual log volume for 1998 is 31,400 m(3) based on normal production.

- Actual log volume equivalent for 1998 was 27,000 m(3) because of curtailed production.

- Shortfall is 3,700 m(3) which is greater than 10% of normal equivalent annual log volume (3,140 m(3)) so that Shortfall Credit is 3,700 m(3).